    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1998

                              REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PRISON REALTY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         MARYLAND                                      62-1763875
(State of Incorporation)                 (I.R.S. Employer Identification Number)

              10 BURTON HILLS BOULEVARD, NASHVILLE, TENNESSEE 37215
                                 (615) 263-0200
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                DOCTOR R. CRANTS
                             CHIEF EXECUTIVE OFFICER
              10 BURTON HILLS BOULEVARD, NASHVILLE, TENNESSEE 37215
                                 (615) 263-0200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   COPIES TO:


    ELIZABETH E. MOORE, ESQ.                   F. MITCHELL WALKER, JR., ESQ.
   STOKES & BARTHOLOMEW, P.A.                      BASS, BERRY & SIMS PLC
        SUNTRUST CENTER                            FIRST AMERICAN CENTER
   NASHVILLE, TENNESSEE 37219                    NASHVILLE, TENNESSEE 37238
(615) 259-1450/FAX (615) 269-1470             (615) 742-6200/FAX (615) 742-6298

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-65017

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED
                                                                       MAXIMUM
                                               AMOUNT                 AGGREGATE           AMOUNT OF
TITLE OF SHARES                                 TO BE                  OFFERING         REGISTRATION
TO BE REGISTERED                             REGISTERED                PRICE(1)              FEE
-------------------------------------        ----------              -----------        -------------
Shares of Common Stock, $0.01 Par
Value Per Share .....................        6,579,512              $119,253,655          $33,152
Shares of Common Stock, $0.01 Par
Value Per Share .....................        2,556,542              $ 54,166,734          $15,058
                                                                                                   TOTAL FEE:
                                                                                                    $48,210


(1) The 6,579,512 shares in the first line are anticipated to be issued upon conversion of 7,519,441 shares of common stock of Corrections Corporation of America, and the proposed maximum aggregate offering price is estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and is based on the average of the high and low reported sale prices of the common stock of Corrections Corporation of America on the New York Stock Exchange on December 29, 1998. The 2,556,542 shares in the second line are anticipated to be issued upon conversion of 2,556,542 shares of common stock of CCA Prison Realty Trust, and the proposed maximum aggregate offering price is estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and is based on the average of the high and low reported sale prices of the common stock of CCA Prison Realty Trust on the New York Stock Exchange on December 29, 1998.



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                                EXPLANATORY NOTE

This Registration Statement on Form S-4 is being filed to register additional shares of the common stock, $0.01 par value per share, of Prison Realty Corporation ("New Prison Realty") as permitted by Rule 462(b) of the General Rules and Regulations under the Securities Act of 1933, as amended. The additional shares of common stock will be issued in the merger of Corrections Corporation of America ("CCA") and CCA Prison Realty Trust ("Prison Realty") into New Prison Realty. The merger is described in New Prison Realty's Registration Statement on Form S-4 (File No. 333-65017), the related prospectus filed pursuant to Rule 424(b)(4) on October 30, 1998 and the related prospectus supplement filed pursuant to Rule 424(b)(3) on November 20, 1998 (the "First Form S-4"). The additional shares of New Prison Realty common stock being registered include shares of New Prison Realty common stock expected to be issued upon conversion of the following in the merger:

         - 3,294,052 shares of CCA common stock issued and sold prior to the effective time of the merger under CCA's "shelf" registration statement on Form S-3 (File No. 333-66783, which was filed on November 4, 1998 and became effective on November 16, 1998) (convertible into 2,882,296 shares of New Prison Realty common stock in the merger);

         - 680,473 shares of CCA common stock issued or issuable upon exercise of outstanding CCA stock options (convertible into 595,414 shares of New Prison Realty common stock in the merger);

         - 3,544,916 shares of CCA common stock issued upon exercise of a warrant held by Sodexho Alliance, S.A. This warrant was outstanding when the New Prison Realty Form S-4 was filed and is described under "Information About Our Companies -- Information About CCA -- Relationship and Related Transactions with Sodexho" in the First Form S-4 (convertible into 3,101,802 shares of New Prison Realty common stock in the merger); and

         - 2,556,542 Prison Realty common shares issued and sold prior to the effective time of the merger under Prison Realty's "shelf" registration statement on Form S-3. This "shelf" registration statement is described under "Material Risk Factors -- New Prison Realty Will be Dependent on Outside Financing to Support Its Growth; Dilutive Effect of Such Financing and Potential Reduction of Earnings and Profits Distribution," "The Merger -- Prison Realty Financings," and "Additional Information -- Recent Developments -- Securities Financings" in the First Form S-4 (convertible into 2,556,542 shares of New Prison Realty common stock in the merger).


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The information and exhibits in the Registration Statement on Form S-4 filed by New Prison Realty with the Securities and Exchange Commission (File No. 333-65017) pursuant to the Securities Act of 1933, as amended (defined above as the "First Form S-4"), is incorporated by reference into this Registration Statement.







                                      II-1



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashville, Tennessee on December 30, 1998.

                                          PRISON REALTY CORPORATION

                                             /s/ Doctor R. Crants
                                          --------------------------------------
                                          By:  Doctor R. Crants
                                               Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                            TITLE                               DATE
                  ---------                            -----                               ----

   /s/ Doctor R. Crants
____________________________________    Chief Executive Officer (Principal            December 30, 1998
Doctor R. Crants                        Executive Officer), Chairman and Director

                 *
____________________________________    Vice Chairman and Director                    December 30, 1998
J. Michael Quinlan

  /s/ D. Robert Crants, III
____________________________________    President and Director                        December 30, 1998
D. Robert Crants, III

                 *
____________________________________    Chief Operating Officer and Director          December 30, 1998
Michael W. Devlin

  /s/ Vida H. Carroll
____________________________________    Chief Financial Officer (Principal Financial  December 30, 1998
Vida H. Carroll                         and Accounting Officer)

                 *
____________________________________    Director                                      December 30, 1998
C. Ray Bell

                 *
____________________________________    Director                                      December 30, 1998
Richard W. Cardin

                 *
____________________________________    Director                                      December 30, 1998
Monroe J. Carell, Jr.

                 *
____________________________________    Director                                      December 30, 1998
John W. Eakin, Jr.

                 *
____________________________________    Director                                      December 30, 1998
Ted Feldman

                 *
____________________________________    Director                                      December 30, 1998
Jackson W. Moore

                 *
____________________________________    Director                                      December 30, 1998
Rusty L. Moore

                 *
____________________________________    Director                                      December 30, 1998
Joseph V. Russell

                 *
____________________________________    Director                                      December 30, 1998
Charles W. Thomas, Ph.D.


     /s/ D. Robert Crants, III
*By_________________________________
       D. Robert Crants, III            Attorney-in-fact






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                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER     DESCRIPTION
       -------    -------------------------------------------------------------

         5.1 Opinion of Stokes & Bartholomew, P.A. regarding the validity of the New Prison Realty common stock being offered hereby.

         5.2 Opinion of Miles & Stockbridge P.C. regarding the validity of the New Prison Realty common stock being offered hereby.

         23.1     Consent of Stokes & Bartholomew, P.A. (included in exhibit
                  5.1).

         23.2     Consent of Miles & Stockbridge P.C. (included in exhibit 5.2).

         23.3     Consent of Arthur Andersen LLP with respect to Prison Realty.

         23.4     Consent of Arthur Andersen LLP with respect to CCA.

         23.5 Consent of Arthur Andersen LLP with respect to Correctional Management Services Corporation.

         23.6     Consent of Bass, Berry & Sims PLC.